UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 31, 2023 (January 25, 2023)

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, without par value	IVC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retention Bonus Awards
On January 25, 2023, following extensive consultation with the legal and compensation advisors of Invacare Corporation (the "Company") and comprehensive review of the Company's compensation program across the organization, the Compensation and Management Committee of the Board of Directors of the Company (the "Compensation Committee") determined pivoting to a retention-based compensation structure was essential to keep the Company's workforce engaged and focused on the tasks necessary to move the Company forward in achieving short and long-term financial and operational goals. As a result, the Compensation Committee approved forms of Retention Bonus Agreements (the "Retention Bonus Agreements), which provide for a payment of cash retention bonuses (each a "Retention Bonus") in the foregoing amounts to the named executive officers as indicated below:

Name	Title	Retention Bonus
Geoffrey P. Purtill	President and Chief Executive Officer	$550,000
Kathleen P. Leneghan	Senior Vice President and Chief Financial Officer	$363,075
Anthony C. LaPlaca	Senior Vice President, General Counsel, Chief Administrative Officer and Secretary	$356,562
Cintia Ferreira	Chief Human Resources Officer	CHF150,000
Under the Retention Bonus Agreements, the Retention Bonuses are payable in two installments. The first installment in the amount of 50% of the Retention Bonus was paid on January 31, 2023 (the "First Retention Bonus"). Importantly, pursuant to the Retention Bonus Agreements, if the executive voluntarily terminates his or her employment or engagement in providing services for any reason other than for "good reason" or the executive's employment or engagement in providing services is terminated by the Company for "cause" (and not due to the executive's "retirement," to the extent applicable) (each as defined in the Retention Bonus Agreements) (a "Non-Qualifying Termination") prior to the June 30, 2023, the after-tax value of the First Retention Bonus is required to be repaid by the executive within 30 days of such termination. The second installment payment becomes payable upon the first anniversary of the effective date of the Retention Bonus Agreements, subject to each executive's continued employment or engagement in providing services to the Company through such anniversary date (the "Second Retention Bonus"). If a Non-Qualifying Termination occurs prior to the first anniversary date of the effective date of the Retention Bonus Agreements, the Second Retention Bonus will be automatically forfeited for no consideration.

The foregoing description of the Retention Bonus Agreements is qualified in its entirety by reference to the forms of Retention Bonus Agreements which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Retention Bonus Letter Agreement Swiss Form
10.2	Retention Bonus Letter Agreement US Form
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: January 31, 2023	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel,
Chief Administrative Officer and Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Retention Bonus Letter Agreement Swiss Form
10.2	Retention Bonus Letter Agreement US Form
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).